K&L GATES LLP 1601 K STREET, N.W. WASHINGTON, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

February 25, 2022

Direxion Shares ETF Trust

1301 Avenue of the Americas (6th Avenue)

28th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 329 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-150525; 811-22201) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 25, 2022, registering an indefinite number of shares of beneficial interest in the series of the Trust listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statements of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Trust’s certificate of trust, governing instrument, and by-laws in effect on the date of this opinion letter;
(iii)

the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and the authorization for issuance and sale of the Shares; and

(iv)

the exemptive relief issued by the Commission from the federal securities laws, including the Investment Company Act, under Rule 6c-11 under the Investment Company Act or by Investment Company Act Release Nos. 28434, 28905 and/or 31032, as applicable, permitting the relevant series of the Trust to operate as an exchange-traded fund (“Exemptive Relief”).

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

February 25, 2022

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with the applicable Exemptive Relief. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Legal Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

    /s/ K&L Gates LLP

February 25, 2022

Schedule A

Commodity ETF
Direxion Auspice Broad Commodity Strategy ETF

Nonleveraged ETFs
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Fallen Knives ETF
Direxion Work From Home ETF
Direxion Moonshot Innovators ETF
Direxion World Without Waste ETF
Direxion Hydrogen ETF
Direxion Low Priced Stock ETF
Direxion Nanotechnology ETF
Direxion mRNA ETF
Direxion Select Large Caps & FANGs ETF
Direxion Internet Infrastructure ETF
Direxion Digital Advertising ETF

150/50 ETFs
Direxion Russell 1000® Value Over Growth ETF
Direxion Russell 1000® Growth Over Value ETF

1X ETFs
Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily CSI 300 China A Share Bear 1X Shares

2X ETFs
Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Russia Bull 2X Shares
Direxion Daily 5G Communications Bull 2X Shares
Direxion Daily 5G Communications Bear 2X Shares
Direxion Daily Aviation Bull 2X Shares
Direxion Daily Aviation Bear 2X Shares
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily Cloud Computing Bear 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares

February 25, 2022

Direxion Daily FinTech Bull 2X Shares
Direxion Daily FinTech Bear 2X Shares
Direxion Daily Global Clean Energy Bull 2X Shares
Direxion Daily Global Clean Energy Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily Metal Miners Bull 2X Shares
Direxion Daily Metal Miners Bear 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares
Direxion Daily Oil Services Bull 2X Shares
Direxion Daily Oil Services Bear 2X Shares
Direxion Daily Rare Earth/Strategic Metals Bull 2X Shares
Direxion Daily Rare Earth/Strategic Metals Bear 2X Shares
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares
Direxion Daily Select Large Caps & FANGs Bull 2X Shares
Direxion Daily Select Large Caps & FANGs Bear 2X Shares
Direxion Daily Software Bull 2X Shares
Direxion Daily Software Bear 2X Shares
Direxion Daily Travel & Vacation Bull 2X Shares
Direxion Daily Travel & Vacation Bear 2X Shares
Direxion Daily US Infrastructure Bull 2X Shares
Direxion Daily US Infrastructure Bear 2X Shares
Direxion Daily S&P 500® Equal Weight Bull 2X Shares
Direxion Daily S&P 500® Equal Weight Bear 2X Shares
Direxion Daily S&P 500® Pure Growth Bull 2X Shares
Direxion Daily S&P 500® Pure Growth Bear 2X Shares
Direxion Daily S&P 500® Pure Value Bull 2X Shares
Direxion Daily S&P 500® Pure Value Bear 2X Shares

3X ETFs
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares

February 25, 2022

Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares